Exhibit 8.1.1

SALES REFERRAL AGREEMENT

PREPAID / STORED VALUE DEBIT CARD PROGRAMS

This Agreement is made and entered into on this 5th day of May, 2006 (the “Effective Date”) among and between Morgan Beaumont, Inc. (“MBI”), a Nevada corporation, with principal offices at 6015 31st Street East, Bradenton, FL 34203 and Protective Marketing Enterprises, Inc., (the “Referral Agent”) a Florida corporation, with principal offices at XXXXX, (collectively the “Parties”).

RECITALS

Whereas Referral Agent, a professional, independent sales organization will qualify and refer prospective third party customers, distribution partners or sales agents (“Client”) to MBI; and

Whereas The Client desires to engage MBI to sell, promote or use the Stored Value Card, SIRE Network, Phone Card and other card-related Programs (“MBI Standard Programs”) provided by MBI; and

Whereas The Client contracts with MBI for MBI Standard Programs pursuant to the terms and conditions expressed within.

Now therefore, in consideration of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

“ACH” means the Automated Clearing House which is a system for making and settling payments between banks and accounts.

“MBI Standard Program” means an MBI card, loading network, phone card, or other commercially offered MBI program whose specifications have been approved by the Issuing Bank and the national card network, and which defines all of the terms and conditions of sale and use of a service or program offered for sale to cardholders.

“EFT Processor” means a certified MasterCard or Visa Third Party Processor.

“Depository Account” means a joint access Direct Deposit Account located at the Issuing Bank and used for the purpose of facilitating financial transactions between MBI and its cardholders.

“Documentation” means the user manuals, training materials, and operating guides, if any, that MBI provides to its customers.

“Fee Account” means an account at an Issuing Bank that is used to remit fees to MBI or the bank.

“Interchange” means the portion of the merchant discount (fee) passed though to the Issuing Bank as income;

“Issuing Bank” means a Bank that functions as a card network member bank for the purpose of issuing card products employed in Programs offered by MBI.

“Marks”, means any trade name, trademark, service mark, or logotype associated with MBI, MasterCard®, Maestro®, Visa®, Star®, Issuing Banks or other businesses related to the services offered by MBI..

“Cardholder” means a person or business entity that is using an MBI Standard Program offering and is i) a person whose name is embossed upon the face of a card, or (ii) any authorized user of an MBI service or associated card product.

“Network Fees” means the charges from the network operator, such as MasterCard, Visa for transporting transactions across the network;

“Program” means a set of products and services offered by MBI and sold by a distributor, sales agent, or financial institution.

“Reserve Account” means the account at an Issuing Bank which is required by card association or network rules to contain funds which insure against losses stemming from fraud, charge backs, and other anomalous card transactions.

“Rules” means all bylaws, standards, regulations, procedures and guidelines established by MasterCard® and/or Maestro® and/or Visa® as they may from time to time be amended.

“Settlement Account” means the account at an Issuing Bank that holds the balance of all of the

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card accounts in a Program or Programs.

“Stored Value Card” means a prepaid MasterCard Card, prepaid Visa®. prepaid Maestro card, prepaid STAR card, and/or equivalent products from any other network.

“Transaction” means each and any MasterCard®, Maestro®, Visa®, ACH, or other transfer of funds achieved through a Stored Value MasterCard, Visa® or Maestro card.

“Transaction Fees” means fees that Clients or Members must pay to MBI for services related to financial transactions originated or destined for Cardholder Account.

“WWW” means the World Wide Web

2. RESPONSIBILITIES OF MBI

MBI shall implement, manage, and operate in a commercially reasonable manner the Client’s MBI Standard Program, including without limitation:

(a) Provide MBI Standard Programs or work on behalf of The Client to obtain approval of new or modified Programs.

(b) Maintain certification as an EFT Processor, for the purpose of managing cardholder data, remittances, and accessing Settlement and Reserve accounts;

(c) Provide card product order management and fulfillment, either through internal processes or via outsourcing to suitable vendors;

(d) Provide card transaction processing by using one or more suitable EFT Processors, and/or securing certification of MBI as a EFT Processor;

(e) Establish and manage necessary depository, Settlement, Fee, and Reserve Accounts with or on behalf of the Client;

(f) Report daily movement of funds for Transactions facilitated by the EFT Processor between appropriate accounts, Monday through Friday excluding Federal Reserve Holidays;

(g) Provide daily settlement reports of accounts, Monday through Friday excluding Federal Reserve Holidays;

(h) Develop and provide marketing materials relative to MBI’s and the Client’s card Programs;

(i) Provide reasonable sales effort and support to contract with the Referral Agent’s sales prospects;

(j) Maintain compliance with all appropriate applicable laws and regulations, including card associations and network rules in support of the Client.

MBI may at its own expense engage other persons or business entities to perform any of these functions on behalf of MBI and the Client as deemed appropriate by MBI.

3. RESPONSIBILITIES OF REFERRAL AGENT

The Referral Agent shall:

(a) Notify MBI of prospective Clients (“Prospective Client”) by submitting, in writing or by email, a request for consideration for the Prospective Client;

(b) MBI will notify the Referral Agent, in writing, within five (5) business days of the acceptance of the referral for a Prospective Client;

(c) MBI will not unreasonably withhold acceptance of a referral for a Prospective Client;

(d) If MBI does not respond in writing or by email within five (5) business days, Referral Agent will be assumed to be the accepted Referral Agent for the Prospective Client;

(e) Referral Agent must submit a completed MBI Client Application to MBI and MBI must complete a successful investigation of the Prospective Client’s business status and financial status before a Prospective Client can be engaged;

(f) Referral Agent must, at all times, adhere to the rules and restrictions governing the sale of any MBI service or product as outlined in the MBI Standard Programs the Referral Agent

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is promoting or representing to any Prospective Client on behalf of MBI.

4. FEES

Upon execution of a contract between MBI and the Client and upon the delivery of services and products under said same contract, and after receiving payment from Client, MBI will pay fees to Referral Agent according to the referral fee schedule set forth in Schedule A to this Agreement. MBI shall provide the Referral Agent with an accounting and shall deposit such fees to the Referral Agent’s designated account(s) each month. Invoices for fees payable to the Referral Agent will be calculated and submitted by MBI at the close of each calendar month.

5. INTELLECTUAL PROPERTY RIGHTS

MBI represents and warrants that either MBI or a party engaged by MBI to provide Services on its behalf hereunder owns, or has the right to use, all intellectual property rights necessary for and related to the provision of the Services to be provided by MBI under this Agreement. MBI further represents and warrants that the provision of such services does not infringe or violate any intellectual property rights of any other person or entity. MBI hereby agrees to indemnify and hold harmless the Referral Agent and its subsidiaries and affiliates, and their successors and assigns, from any loss, liability, claim, damage or expense incurred as a result of a breach of the representations and warranties set forth above in this section.

6. CONFIDENTIALITY

The Parties agree not to use the Confidential Information disclosed to it by the other party for its own use or for any purpose except to carry out discussions concerning the undertaking of any business relationship between the two. Exhibit C, attached, is a copy of the fully executed Non-Disclosure Agreement which documents the use and representations pertaining to Confidential Information.

This Agreement, its schedules, exhibits, and attachments, including all pricing information disclosed to the Referral Agent is copyrighted, stipulated as Confidential, and shall be treated in accordance with all terms and conditions governing non-disclosure.

MBI shall not disclose or use any nonpublic personal information it receives from the Referral Agent other than as necessary to carry out the purposes of this Agreement. MBI shall implement appropriate measures to safeguard the confidentiality of such nonpublic personal information that meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information adopted by the federal banking agencies.

7. COMPLIANCE

The Referral Agent and MBI shall each comply with all applicable rules and regulations issued pursuant to the Patriot Act, the Bank Secrecy Act, OFAC and federal statutes which govern the operation of financial institutions and Money Service Businesses (“MSB”)s respectively.

8. REFUNDS AND REIMBURSEMENTS

The discretion to grant and the cost of refunds and reimbursements attributable to transactions, transaction fees, monthly fees, and other credits issued shall lie with MBI or the authorized distributor or sales agent who is the selling party (the Client).

9. TERM AND TERMINATION

(A) Term: The term of this Agreement shall commence upon the Effective Date and shall continue for a term of two (2) years. Unless a party terminates this Agreement for cause or for non-payment, as provided herein, the term hereof shall automatically extend for additional terms of one (1) year each unless either party gives written notice of its desire not to renew the term to the other party at least 120 days prior to the expiration of any term hereof.

(B) Termination for Cause: Either Party may terminate this Agreement for a material breach by the other party if such breach is not cured within sixty (60) days of receipt of written notice specifying in detail the breach claimed. For purposes of this provision, a material breach shall be deemed to occur upon the failure by either party to carry out its respective obligations under Sections 2 or 3 hereof.

(C) Termination for Non-Payment: If either party becomes bankrupt or otherwise insolvent or fails to pay for services rendered in accordance with the

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terms hereof, the other party may, at its sole discretion and without notice or judicial intervention, discontinue performance and terminate this Agreement for default and pursue any other remedies available at law or in equity.

Upon any termination of this Agreement, all amounts owing from one party to the other, together with any and all interest accrued and unpaid thereon, shall be due and payable at the time of termination.

10. RIGHT OF FIRST REFUSAL

Should Referral Agent choose to negotiate for any or all Service(s) provided by MBI under this Agreement with any other vendor, MBI shall have the exclusive first right to match pricing, terms, and conditions of any competitive offering to provide such services through the Referral Agent.

11. PERMISSIONS AND LICENSES

MBI shall obtain the prior written approval of the Referral Agent before using any of the Referral Agent’s Marks in advertising or marketing material related to the Program.

12. PUBLIC DISCLOSURE.

Each of the Parties agrees that no press release or other public disclosures regarding the subject matter of this Agreement by either party shall be made without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

13. NON-IMITATION OF WWW PRESENCE

The Referral Agent shall not, in any way, copy, resemble, or exploit the look and feel of any of MBI’s corporate or Member websites. The Referral Agent will not create the impression that the Referral Agent’s site is the MBI website or is in any way an official part of the MBI website without the prior written consent of MBI.

14. DISCLAIMERS AND WARRANTY

(A) MBI and the Referral Agent hereby warrant to each other that the execution of this Agreement and the performance by such parties of their respective obligations hereunder do not conflict with or result in a breach of any contract or other agreement to which the party is bound.

(B) MBI HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND EXCLUDING ANY EXPRESS WARRANTY PROVIDED BY MBI HEREIN.

(C) NO ORAL ADVICE OR WRITTEN ADVICE HEREAFTER GIVEN BY MBI OR ANY OF ITS STAFF OR AGENTS SHALL CREATE A WARRANTY UNLESS STATED IN AN AMENDMENT TO THIS AGREEMENT WHICH HAS BEEN SIGNED BY AUTHORIZED REPRESENTATIVES OF MBI AND “THE BANK”.

15. FORCE MAJEURE

MBI shall not be liable for damages arising from delays in processing or other non-performance caused by such events as accidents, fires, telecommunications failures, equipment outages, failures or fluctuations in electrical power, heat, light, or air conditioning, labor disputes, strikes, terrorism, riots, war, government regulations, third party non-performance, acts of God, or other causes over which MBI has no control.

16. LIMITATION OF LIABILITY

In no event will MBI be liable for special, indirect, incidental or consequential damages of the Referral Agent. Except for losses covered by MBI’s insurance coverage defined in Section 16, MBI’s total liability for direct damages alleged by the Referral Agent arising out of or in connection with this Agreement shall not exceed the total amount owed to the Referral Agent by MBI under this Agreement. The Referral Agent will release, indemnify and hold harmless MBI from and against any claim for damages in excess of such amount.

17. RELATIONSHIP OF PARTIES

MBI, in providing services to the Referral Agent hereunder, is acting only as an independent contractor. Except as otherwise provided herein: (a) MBI does not undertake by this Agreement or otherwise to perform any obligation of the Referral Agent; whether regulatory or contractual, or to assume any responsibility for the Referral Agent’s business or operations, and (b) MBI has the sole right and obligations to supervise, manage,

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contract, direct, procure, perform or cause to be performed, all work to be performed by MBI under this Agreement.

18. GOVERNING LAW

This Agreement shall be governed by, and construed under and in accordance with, the laws of the State of Florida.

19. SEVERABILITY AND LIMITED ENFORCEABILITY

It is understood and agreed that, should any portion of any clause or paragraph of this Agreement be deemed too broad to permit enforcement to its full extent by a court of law, then such restriction shall be enforced to the maximum extent permitted by law, and MBI and the Referral Agent hereby consent and agree that such scope may be modified accordingly in any proceeding brought to enforce such restriction. Further, it is agreed that, should any provision in this Agreement be entirely unenforceable, the remaining provisions of the Agreement shall not be affected thereby. If either MBI or the Referral Agent determines that any such unenforceable provision is essential, either party may terminate this Agreement upon thirty (30) day written notice.

20. WAIVERS

No waiver by MBI or the Referral Agent of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of this Agreement or any provision thereof.

21. ARBITRATION AND VENUE

(A) Any complaint, dispute, grievance, or contract issue between the Parties arising out of this Agreement shall be subject to binding arbitration. The Parties shall make a good faith effort to resolve such disputes before initiating arbitration proceedings. During arbitration, the Parties shall continue performance under this Agreement pending resolution of the dispute, unless to do so would be impossible or impracticable.

(B) In the event that the Parties cannot come to a mutually satisfactory resolution, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be subject to binding arbitration before a single arbitrator selected with the mutual consent of MBI and the Referral Agent. The complaint, dispute, grievance or contract issue shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

(C) Unless otherwise mutually agreed by the parties in writing, the parties agree that any arbitration arising here from or relating hereto shall be conducted in Covington, Kentucky.

22. NOTICES

(A) All notices, demands, or other writings required or permitted to be given under this Sales Referral Agreement shall be made in writing and shall be deemed effective upon the third day after its deposit in the United States mail, registered, postage prepaid, and addressed as follows:

To MBI:	Morgan Beaumont, Inc.
Attn.: Erik Jensen
President
6015 31st Street East
Bradenton, FL 34203

To Referral Agent: Protective Marketing

Enterprises, Inc.
XXXXX

(B) The address to which any notice, demand, or other writing may be given, made, or sent to any Party as above provided may be changed by written notice given by such Party as above provided.

23. ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. The Referral Agent may not transfer, pledge, encumber, assign, anticipate, or alienate this Agreement or any part thereof.

If either party is the subject of or a participant in a merger or acquisition by (i) statute, (ii) purchase of assets, (iii) sale or exchange of stock, (iv) consolidation or (v) any other means, such merger or acquisition shall not terminate this Agreement; rather, this Agreement shall remain in full force

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and effect after such merger or acquisition as the obligation of the surviving entity.

24. RIGHT TO INSPECT RECORDS

Upon reasonable prior notice, representatives of either party, its auditors or applicable regulatory authorities may inspect during normal business hours any file maintained by the other party relating to the Referral Agent’s MBI Standard Program(s).

25. ENTIRE AGREEMENT

This Agreement contains all the terms, conditions, and promises of the Parties hereto with respect to the matters contained herein, and supersedes all prior agreements, proposals, representations, or other communications, relative to the subject matter hereof. No modification or waiver of this Agreement, or of any provision thereof, shall be valid or binding, unless in writing and executed by both of the parties hereto.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

The REFERRAL AGENT		MBI
By:	/s/ Jay Shafer	By:	/s/ Erik Jensen
Date:	May 5, 2006	Date:	May 5, 2006
Name:	Jay Shafer	Name:	Erik Jensen
Title:	President	Title:	President

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SCHEDULE A

Schedule of Fees Payable by MBI to Referral Agent

XXXXXXXXXXXXXXXXXX

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